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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Orius Corp. of our report dated February 8, 2000 relating to the financial statements of Hattech, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

Offutt Childers & Putman, P.C.

Vienna, Virginia
July 10, 2000